Exhibit 23.2

        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated August 27, 2004 accompanying the financial statements of SinoPharm, Inc., which is included in this Form SB-2/A registration statement. We consent to the use in the registration statement of the aforementioned report.



                             /s/ Robison Hill & Company
                             Robison Hill & Company
                             Certified Public Accountants
                             Salt Lake City, Utah
                             December 27, 2004